UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2010

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Cray Business Plaza

100 Commercial Street

Box 130

Atchison, Kansas 66002

 (Address of principal executive offices) (Zip Code)

(913) 367-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In its Quarterly Report on Form 10-Q for the period ended March 31, 2010, the Company disclosed that it would exceed a source-wide, rolling 12-month volatile organic compounds (VOC) emissions cap on the Company’s Atchison facility imposed in a 2006 Consent Agreement with the Kansas Department of Health and Environment (KDHE) and was negotiating a second amendment to the Consent Agreement with the KDHE (a previously disclosed amendment addressed an earlier instance of noncompliance with the emission limit). The Company has agreed to the second amendment, which is filed herewith as an exhibit, along with the first amendment to the Consent Agreement.  As previously reported, the second amendment requires the Company to complete a closed-loop, process cooling water system project, resulting in significant VOC reduction, in accordance with a scheduled timeline extending over an approximate seventeen month period which ends on September 30, 2011.  The Company has agreed to a $5,000 per month penalty for any month that it exceeds the rolling 12-month cap, as well as a $1,000 per day penalty for each day it fails to file monthly progress reports or exceeds established completion dates for various stages of the project.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                           Amendment 2 of Consent Agreement and Final Order of the Secretary

10.2                           Amendment 1 of Consent Agreement and Final Order of the Secretary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: May 26, 2010	By:	/s/ Timothy W. Newkirk
President and Chief Executive Officer